As filed with the Securities and Exchange Commission on January 27, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2005

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address or Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 22, 2005, Monsanto Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seminis, Inc., a Delaware corporation (“Seminis”), and Monsanto Sub, Inc., a Delaware corporation and wholly owned subsidiary of Monsanto Company, pursuant to which Monsanto Sub, Inc. will be merged with and into Seminis. Following the merger, Seminis will continue as the surviving corporation and as a wholly owned subsidiary of Monsanto Company, and the separate corporate existence of Monsanto Sub, Inc. will cease.

The Merger Agreement is subject to customary terms and conditions, including regulatory approvals. The aggregate consideration to be paid by Monsanto Company for the acquisition of Seminis consists of $1.4 billion in cash and assumed debt, subject to the contingent value right payment described below.

As of the effective time of the merger, outstanding shares of common stock of Seminis will be converted into the right to receive an amount in cash equal to $10.52 per share. Outstanding options, restricted stock units, co-investment rights and warrants will be converted into the right to receive an amount in cash equal to the common stock cash price per share for the number of shares into which they are convertible, less their conversion price, if any.

Marinet Investments, LLC, a current holder of co-investment rights in Seminis which are being terminated upon the consummation of the merger, may elect prior to closing to reduce the merger consideration it would otherwise be entitled to receive by $50 million in exchange for a performance based contingent value right to receive up to $125 million based on the achievement of certain cumulative net sales targets over the thirty six month period ending September 30, 2007.

As contemplated by the Merger Agreement, each holder of Seminis common stock and warrants entered into a support agreement agreeing, among other things, to vote in favor of approval of the Merger Agreement and the merger. The holders of Seminis common stock approved the Merger Agreement by written consent on January 22, 2005.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference. The description of the Merger Agreement above is qualified in its entirety by reference to the full text of the Merger Agreement. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 22, 2005, by and among Monsanto Company, Monsanto Sub, Inc. and Seminis, Inc.*

*	Schedules and similar attachments to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005

MONSANTO COMPANY

By:	/s/ Christopher A. Martin
Name:	Christopher A. Martin
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 22, 2005, by and among Monsanto Company, Monsanto Sub, Inc. and Seminis, Inc.*

*	Schedules and similar attachments to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.